LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of
Nicholas N. Mohamed, Richard J. Schmaeling, and
Katherine M. Whalen signing singly and each acting
individually, as the undersigned's true and lawful
attorney-in-fact with full power and authority as
hereinafter described to:
(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or
director of LIN TV Corp. (the "Company"), Forms 3, 4,
and 5 (including any amendments thereto) in accordance
with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder (the "Exchange Act");
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to prepare, complete and execute any such Form 3, 4,
or 5, prepare, complete and execute any amendment or
amendments thereto, and timely deliver and file such
form with the United States Securities and Exchange
Commission and any stock exchange or similar
authority;
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information regarding transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees, and
the undersigned hereby authorizes any such person to
release any such information to such attorney-in-fact
and approves and ratifies any such release of
information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause
to be done by virtue of this power of attorney and the
rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of the
undersigned, are not assuming nor relieving, nor is
the Company assuming nor relieving, any of the
undersigned's responsibilities to comply with
Section 16 of the Exchange Act.  The undersigned
acknowledges that neither the Company nor the
foregoing attorneys-in-fact assume (i) any liability
for the undersigned's responsibility to comply with
the requirement of the Exchange Act, (ii) any
liability of the undersigned for any failure to comply
with such requirements, or (iii) any obligation or
liability of the undersigned for profit disgorgement
under Section 16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4, and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 24th day
of April, 2009.
/s/ Scott M. Blumenthal
Signature
/s/ Scott M. Blumenthal
							Printed Name






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